Exhibit 10.20

Credit contract 2024-005

Maximum Working Capital Guarantee Loan Contract

Contract No.: 8061120250012235

Lender:	Zhejiang Linan Rural Commercial Bank Co., LTD_______________________________________

Borrower:	Hangzhou Yiyang Photovoltaic Technology Co., LTD________________________________________

Warranty:	Lin Jian Guo

Warranty:	Hangzhou Xin Ziguang Electric Technology Co., LTD

bail ：	_____________________________________________________________________________________

This contract is concluded upon mutual agreement between the lender, the borrower and the guarantor in accordance with relevant laws, regulations and rules of the state.

Article 1 Loan Amount, Types and Purposes: The Lender agrees to extend loans to the Borrower from June 20,2025, to May 20,2026, with a maximum loan limit of RMB (in words) One Million Five Hundred Thousand Yuan. The specific loan types and purposes shall be specified in the Loan Note. During this period, the Borrower shall submit individual loan applications within the maximum limit. The Lender reserves the right to review and approve each loan application on a case-by-case basis, in accordance with national credit policies and the Lender’s actual circumstances, and may decide whether to grant such loans.

Article 2 Term of loan: The term of each loan under this Contract shall be subject to the loan agreement of the current loan.

Article 3 Interest rate: The interest rate of the loan under this contract shall be determined in accordance with the following method (2). (If the option is involved, mark √) before the option)

(1) The loan interest rate of this contract shall be the latest one-year, more than five years or other term published on the natural day prior to the effective date of this contract LPR (add/subtract) basis points are determined (LPR, namely the loan market quotation rate published by the National Interbank Funding Center, 1 basis point =0.01%, the same below), subject to the loan note. During the term of the loan, the borrowing rate will not be adjusted.

(2) The interest rate for each loan under this contract ☑ The basis points for determining the LPR (Loan Prime Rate) shall be determined by adjusting the most recently published LPR as of the day immediately preceding the contract effective date (or the loan disbursement date). The specific LPR term and corresponding basis points shall be subject to the Loan Note. During the loan term, the interest rate for each loan shall be adjusted accordingly in the manner specified in the following ① clause, without the lender providing additional notice to the borrower or guarantor:

① The interest rate of a single loan shall not be adjusted and the interest shall not be calculated in stages.

② The _ shall serve as the interest rate repricing cycle. The adjustment date shall be the corresponding date of the month in which the loan is issued and the corresponding date of the adjustment month. If there is no corresponding date in the adjustment month, the last day of that month shall be designated as the adjustment date. The new pricing benchmark shall be the LPR for the most recent maturity type specified in Clause (2) of this article published on the preceding calendar day prior to the adjustment date, with the basis points remaining unchanged.

(3) other:	_________________________________________________________________________________

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The interest on the loan under this contract shall be calculated according to the actual number of days. The calculation formula of the loan interest rate is: monthly interest rate = annual interest rate ÷ 12; daily interest rate = annual interest rate ÷ 360.

Article 4 Loan Issuance and Payment:

(I) Drawdown Conditions. The borrower shall meet the following conditions for drawdown under this contract: 1. The borrower has not breached any obligations or responsibilities under this contract; 2. No adverse changes in the borrower’s financial status that may jeopardize, delay, or hinder the fulfillment of contractual obligations; 3. No default events have occurred under this contract; 4. The guarantee remains valid and effective, with no deterioration in the guarantor’s creditworthiness affecting the lender’s interests; 5. The borrower has established relevant accounts as required by the lender; 6. Other conditions specified by the lender. _____

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The borrower understands and accepts that the lender may suspend the borrower’s request for drawing money due to national policies, macro-control and regulatory requirements.

(2) Loan issuance. The borrower shall apply to the lender for drawing the loan before using the loan. If the lender considers that the withdrawal conditions agreed herein are met after examination, the loan funds shall be transferred to the agreed borrower’s account.

(III) Loan Payment. 1. Entrusted payment. The single payment amount of loan funds exceeds 1. The loan amount of RMB 10,000 (in words) shall be disbursed through the lender’s entrusted payment method. Upon review and approval of the borrower’s payment authorization, relevant payment documents, commercial contracts, and other supporting materials, the lender shall transfer the loan funds to the borrower’s transaction counterparties via the borrower’s account. 2. For cases not meeting the conditions for entrusted payment, the borrower shall adopt self- disbursement. Within 30 days after fund utilization, the borrower must submit transaction documentation related to the loan disbursement and compile a consolidated report on fund usage. The lender reserves the right to verify compliance with agreed purposes through account analysis, document verification, or on-site inspections. 3. During the loan disbursement process, if the borrower exhibits credit deterioration, significant operational/financial decline, abnormal fund usage, evasion of entrusted payment, or other material breaches of contract, the borrower shall negotiate supplementary loan terms with the lender. Alternatively, the lender may modify payment methods or suspend fund disbursement.

Article 5 Repayment method: The loan under this contract adopts the following The repayment method shall be specified. However, if the electronic data and certificates generated by electronic banking such as loan notes or online banking specifically stipulate the repayment method of the current loan, the repayment method of the current loan shall be in accordance with such agreement;

1. The interest shall be paid monthly (monthly, quarterly or annual), and the 20th day of each 4th month (quarterly or end of year) shall be the interest settlement date, and the next day shall be the interest payment date. The overdue interest payment shall be deemed as a breach of contract. The principal shall be repaid in a lump sum at the end of the loan term, and the interest shall be settled along with the principal;

2. front I (monthly, quarterly or yearly) only interest is repaid, not the principal. Until year _moon _Japan Taking action____ (Equal principal and interest or equal principal) repayment method, the first repayment date is <year _ month _ day, this After the press_____ The repayment shall be made on a monthly, quarterly or annual basis, and the 20th day of each _ (monthly, quarterly or end of year) shall be the repayment date.

3. Other ways: ____________________________________________________________________

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Article 6 The borrower undertakes: (1) The borrower has been duly registered with the administrative authority for industry and commerce or competent authorities in accordance with the law, and the loan matters comply with legal requirements; (2) The borrower and its legal representative, shareholders, senior management, etc., maintain good credit standing without significant adverse records; (3) The borrower shall promptly provide the lender with documents and certificates related to the disbursement, payment, and use of funds under this contract, ensuring that all provided materials, documents, data, and information are true, accurate, complete, lawful, and valid; (4) The borrower shall cooperate with the lender in payment management and accept on-site and off-site investigations conducted by the lender; (5) If the guarantor partially or completely loses guarantee capacity, including circumstances such as business suspension, bankruptcy, dissolution, license revocation, merger/acquisition, or severe operational losses, the borrower shall promptly notify the lender and provide mutually recognized guarantees as required by the lender; (6) All transactions between the borrower and its affiliates shall be conducted in good faith and fairness without directly or indirectly harming the lender’s interests under this contract; (7) For multiple debts owed to the lender, the lender may independently determine the repayment order of each debt; (8) The borrower shall immediately notify the lender upon occurrence of any material adverse events affecting repayment capacity; (9) Prior written consent from the lender must be obtained before conducting mergers, spin-offs, equity transfers, or making external investments, providing guarantees, or substantially increasing debt financing that may impact repayment capacity.

Article 7: Guarantee Method. The guarantor voluntarily provides a maximum amount guarantee for all creditor’s rights arising under this contract. The maximum debt limit under this guarantee shall be the highest loan limit specified in Article 1 and Article 19 of this contract. The guarantee method is joint and several liability. Whether the guarantors provide guarantees simultaneously or separately, they shall form a joint and several guarantee relationship.

Article 8 Guarantee Period: The guarantee period for this contract shall be determined separately based on the loan term of each individual loan. For each loan, the guarantee period shall commence three years from the expiration date of that loan’s term. If the lender recovers the outstanding loan in advance as agreed, it shall be deemed as the loan term having expired. In case of loan extension, the guarantor shall still agree to continue assuming joint and several liability, with the guarantee period commencing three years from the expiration date of the extended loan term.

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Article 9: Guarantee Scope. The guarantee covers the loan principal, interest (including penalty interest, compound interest, and debt interest during delayed performance periods specified in effective legal documents), liquidated damages, compensation for damages, and expenses incurred in enforcing creditor’s rights and guarantee rights. Costs for enforcing creditor’s rights and guarantee rights include litigation fees, attorney fees, collection travel expenses, and other reasonable expenses.

Article 10 Guarantor’s Covenants: (i) All materials provided to the Lender are authentic, complete, and valid; (ii) The guarantor and its legal representative, shareholders, senior management maintain good credit standing with no material adverse records; (iii) Necessary procedures in accordance with laws, regulations, and the company’s articles of association have been completed for executing this Agreement or fulfilling obligations hereunder; (iv) The guarantee contains no invalid defects or circumstances that may lead to significant adverse changes; (v) For events occurring during the loan term such as contracting arrangements, entrusted operations, trusteeship, leasing, or reduction of registered capital, the guarantor shall provide written notice to the Lender one month in advance and implement approved collateral measures or debt repayment plans. For corporate actions including joint ventures, mergers, divisions, equity transfers, or shareholding reforms during the loan period, written consent from the Lender is required; (vi) Any changes to business registration details including corporate name, legal representative, shareholders, registered address, or business scope must be notified in writing to the Lender one month prior to implementation.

Article 11 Special Provisions: (i) If any principal debt under this Contract is determined to be non- existent, invalid, partially invalid, rescinded, or discharged, the Guarantor shall assume joint and several liability for the borrower’s debts arising from asset recovery or compensation obligations. (ii) Should Article 3 increase interest rates, the Guarantor shall remain jointly and severally liable for all additional interest accrued due to such rate adjustment. (iii) The Guarantor shall continue to fulfill joint and several liability under this Contract even if the Lender legally transfers creditor’s rights. (iv) Where the Lender’s claims under this Contract are secured by personal guarantees and/or collateral—whether provided by the borrower or third parties—the Lender may enforce claims through collateral or require Guarantor to assume joint liability. The Lender may simultaneously demand fulfillment from both guarantors and collateral providers, with personal guarantees and collateral holding equal priority in repayment. All Guarantors shall assume joint and several liability for all Contract claims. (v) The Guarantor undertakes to closely monitor the Borrower’s operational status. In the event of the Borrower’s bankruptcy, the Guarantor shall be presumed to have known or should have known of such bankruptcy and shall exercise recourse rights in advance.

Article 12 Loan Extension: If the borrower needs to extend the loan term, they must submit a written application to the lender before the loan maturity date. Upon approval by the lender and guarantor, the lender, borrower, and guarantor shall enter into a new extension agreement. When the extended loan term combined with the original term reaches a new interest rate tier, the interest rate will be determined according to the new tier rate from the extension date.

Article 13 The following circumstances shall constitute a breach or risk event: (i) Failure to repay the principal loan amount, interest payments, or principal/interest repayments in accordance with the promissory note’s specified repayment method; (ii) Misuse of loan funds for purposes other than agreed; (iii) Failure to disburse loan funds through designated channels; (iv) Breach of contractual commitments; (v) Failure to settle other matured debts with the lender; (vi) Failure to repay debts due from other financial institutions or third parties; (vii) Property being looted or subjected to similar incidents; (viii) Involvement in significant adverse legal proceedings; (ix) Imposition of major administrative penalties by government authorities; (x) Business suspension or cessation due to operational difficulties; (xi) Concealment of financial status, operational conditions, or withdrawal of capital (hereinafter “Capital “); (xii) Implementation of contracted management, entrusted operations, trusteeship, leasing, joint ventures, mergers, divisions, equity restructuring, shareholding reforms, or reduction of registered capital without lender’s prior written consent; (xiii) Failure to notify lender in writing one month prior to changes in business registration details including company name, legal representative, shareholders, address, or scope of operations; (xiv) Occurrence of tax evasion, bankruptcy, dissolution, business suspension orders, or revocation of business license; (xv) Death, disappearance, or loss of civil capacity of the guarantor, where borrower cannot provide qualified replacement guarantor; (xvi) Other circumstances severely impairing debt repayment capability or resulting in loss of creditworthiness.

During the term of this Agreement, if the Borrower or Guarantor breaches any of the above clauses (1)(2)(5)(8)(10) (12)(13)(14)(16) or experiences any risk event, the Lender shall have the right to take one or more measures, including but not limited to: 1. Charging penalty interest and compound interest as stipulated; 2. Suspending loan disbursements and declaring all loans under this Agreement immediately due and payable, requiring the Borrower

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1. The borrower shall immediately repay all outstanding loans, including corresponding interest, penalty interest, and compound interest; 3. Freeze and deduct funds from the accounts opened by the borrower and guarantor at the lender (including other branches under the same legal entity) to repay loan principal, interest, and related fees; 4. Require the guarantor to fulfill joint and several liability obligations; 5. Demand early termination of this contract; 6. Other measures permitted by law.

During the term of this Agreement, if the Borrower or Guarantor breaches any of the aforementioned (3)-(4)-(6)-(7)- (9)-(11)-(15) default scenarios or risk events, the Lender shall have the right to require the Borrower to provide new collateral meeting the Lender’s requirements for the claims under this Agreement, or take other measures to protect the Lender’s legitimate rights and interests. If the Borrower fails to provide new collateral as required by the Lender or if the measures taken by the Borrower fail to safeguard the Lender’s rights, the Lender shall have the right to implement any one or multiple of the following measures, including but not limited to: 1. Charging penalty interest and compound interest as stipulated; 2. Suspending loan disbursement, declaring the immediately due loans under this Agreement, and demanding immediate repayment of all outstanding loans along with corresponding interest, penalty interest, and compound interest; 3. Withdrawing funds from accounts opened by the Borrower and Guarantor at the Lender (including other branches under the same legal entity) and deducting appropriate amounts to repay loan principal, interest, and related fees; 4. Requiring the Guarantor to fulfill joint and several liability obligations; 5. Prematurely terminating this Agreement; 6. Other measures permitted by law.

Article 14 Liability for Breach of Contract:

(I) Borrower Breach and Liability: 1. Failure to repay the principal (including extensions) on schedule shall incur penalty interest at 50% above the agreed rate from the overdue date. 2. Failure to pay interest or penalty interest on time shall incur compound interest at the penalty rate. 3. Misuse of loan funds in violation of contractual terms shall incur penalty interest at 100% above the agreed rate during the misappropriation period. 4. Early repayment requires the lender’s consent. The lender reserves the right to charge interest on the repaid amount at the contractually agreed rate and duration, provided prior consent is obtained.

(2) Breach of contract by the lender and its liabilities for breach of contract: If the lender fails to provide the loan to the borrower as agreed, it shall pay liquidated damages to the borrower according to the amount of default, the penalty interest rate for overdue payment and the number of days of default.

Article 15 Performance of Contract: (1) The lender shall be deemed to have fulfilled its obligation to disburse the loan upon transferring funds to the borrower’s account. (2) When recovering principal and interest due or recalling loans in advance as agreed, the lender may directly deduct corresponding amounts from accounts opened by the borrower and guarantor at the lender’s institution (including other branches under the same legal entity), using such funds to repay loan principal, interest, and fees.

Article 16 Information Usage : The borrower and guarantor hereby agree that the lender may, in accordance with regulations issued by the People’s Bank of China or other competent authorities, record (including querying and disclosing) relevant information about the borrower and guarantor in the PBOC Personal (Corporate) Credit Information Database and related information systems. In the event of a breach under this agreement, the lender reserves the right to publicly disclose the breach information as appropriate, or provide such information to debt collection agencies for the purpose of debt recovery.

Article 17 Other agreed matters:

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Article 18 Dispute Settlement: Any Dispute Arising from This Contract Shall Be Settled by the Parties Through Negotiation; if No Agreement Can Be Reached Through Negotiation, Either Party

You have the right to choose the following dispute resolution method (tick the option)

☑ The dispute shall be submitted to the people’s court where the lender is domiciled for settlement through litigation.

☐ Submission of the dispute The arbitration commission shall conduct the arbitration in accordance with its arbitration rules in force at the time of application for arbitration. The award shall be final and binding on all parties.

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Article 19 Others:

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(I) The maximum loan limit in Article 1 of this Contract means that the maximum loan principal balance shall not exceed the maximum limit, but the part of the creditor’s rights exceeding the maximum loan limit due to interest calculation on the principal, cost assumption and other reasons shall still be guaranteed by the guarantor.

(Ii) The loan notes and other attachments hereunder shall form an integral part of this Contract and shall have the same efft a效stontract

(Iii) The expenses incurred under this Contract, including but not limited to the costs for notarization, custod债y,权的费用， appraisal and realization of creditor’s rights, including attorney’s fees, travel expenses, legal costs and other reasonable expenses, shall be borne by the Borrower.

(4) The obligations under this Contract have been settled, but such settlement is confirmed by the relevant legal documents to be inva 仍lid, sn。tract

(5) Effectiveness of Contract: This contract shall come into force upon being signed, sealed or stamped by all parties.

(VI) The Lender has provided the Borrower and Guarantor with a comprehensive and accurate 款人、保证 understanding of all terms in this Agreement, including conducting detailed explanations as required by the 保证人对 Borrower. All terms were thoroughly negotiated prior to execution. The Borrower has fully comprehended and fully understands the meanings and corresponding legal consequences of each term herein.

(7) This contract is made in one copy, with two copies held by the lender, two copes held by the borrower and two copies hel hu份ara，nto效r.

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Signing date: June 20,2025

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